Exhibit 99.1

   PLX Technology, Inc. Reports Fourth Quarter and Fiscal Year 2005
                           Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 31, 2006--PLX Technology, Inc. (NASDAQ:PLXT):

    --  19 Percent Sequential Quarterly Revenue Growth

    --  PCI Express Revenue Grows to More Than $2.2 Million

    --  Twelfth Consecutive Year of Pro Forma Net Income

    PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2005.
    For the fourth quarter, PLX reported net revenues of $15.3 million, a 19 percent increase from the $12.9 million reported for the third quarter of 2005, and a 15 percent increase from the $13.3 million reported for the prior-year fourth quarter. Net revenues for the 2005 fiscal year were $54.6 million, a slight increase from the $54.4 million reported for the 2004 fiscal year.
    Net income for the fourth quarter of 2005, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs, were $35,000, or $0.00 per share (diluted). This compared with net losses under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), for the third quarter of 2005 and net losses under GAAP of $0.7 million, or $0.03 per share (diluted), for the prior-year fourth quarter. Net losses for the 2005 fiscal year were $1.7 million, or a loss of $0.06 per share (diluted), compared to net losses of $0.6 million, or a loss of $0.03 per share (diluted), for the 2004 fiscal year.
    Pro forma net income for the fourth quarter of 2005, which excluded the effect of acquisition-related costs, was $0.8 million, or $0.03 per share (diluted). This compared with pro forma net income of $22,000, or $0.00 per share (diluted), for the third quarter of 2005 and with pro forma net losses of $0.2 million, or a loss of $0.01 per share (diluted), for the prior-year fourth quarter. Pro forma net income for the 2005 fiscal year was $0.7 million, or $0.02 per share (diluted), compared with pro forma net income of $2.3 million, or $0.09 per share (diluted), for the 2004 fiscal year. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    The Company's gross margin for the fourth quarter of 2005 was 64 percent, compared with 66 percent for the prior quarter. The decrease in gross margin as a percentage of sales was the result of a shift in the Company's product and customer mix.
    Operating expenses on a GAAP basis for the fourth quarter of 2005 were $9.9 million, compared with $9.2 million for the prior quarter. On a pro forma basis, which excludes acquisition-related costs of approximately $0.7 million and $0.5 million for the quarters ended December 31, 2005 and September 30, 2005, respectively, operating expenses were $9.2 million for the fourth quarter of 2005, compared with $8.6 million for the prior quarter. The sequential increase in operating expenses was due to higher compensation and benefit expenses as a result of higher headcount, increases in sales commissions to manufacturer's representatives as a result of higher revenues, and increases in professional fees due in part to the Company's year-end audit.
    The Company's balance sheet remained strong. On December 31, 2005, cash and total investments were $35.0 million, compared to $30.3 million at December 31, 2004. Additionally, there continues to be no debt.
    "In fiscal 2005 we achieved our twelfth consecutive year of pro forma net profit and added nearly $5 million in cash," said Mike Salameh, PLX Technology chief executive officer. "Fourth-quarter revenues grew sequentially by 19 percent, driven primarily by the growth of our PCI Express(TM) revenues, which surpassed $2.2 million. We also continued to build our leadership position in the PCI Express market by sampling our sixth PCI Express chip. Since we started sampling PCI Express in late 2004, we have shipped samples or development systems to more than 250 customers, up from the 200 in the third quarter. By introducing innovative products early in the industry-wide transition to PCI Express, we established a lead that we anticipate will result in continued total Company revenue growth.
    "We also grew our USB business by 14 percent over last quarter, based on our success in winning designs in PC peripheral and consumer electronics applications, and we expect continued growth in the first quarter of 2006. Furthermore, our legacy PCI business grew by six percent sequentially."

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its first-quarter earnings conference call, although it may provide additional detail regarding its guidance during today's scheduled call.

    -- Revenue for the first quarter of 2006 is expected to be between $16.2 million and $17.2 million, with approximately 13 percent to 15 percent of total revenues attributable to USB products and approximately 20 percent to 24 percent of total revenues attributable to PCI Express products.

    -- Gross margins are expected to be in the range of 62 percent to 65 percent.

    -- Operating expenses on a pro forma basis, which excludes acquisition-related costs and stock option expenses, are expected to be between $9.2 million and $9.5 million. Engineering expenses related to 0.13-micron chip development comprise a significant portion of total anticipated first-quarter expenses. The actual timing of the expenses will depend on the timing of actual mask and prototype fabrication.

    PLX(R) management plans to conduct a conference call today at 2:00 p.m. PST to discuss its fourth-quarter and 2005 fiscal-year financial results, as well as its first-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until February 7, 2006. The Webcast can also be accessed through www.ccbn.com.
    For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude acquisition-related charges, such as amortization of deferred compensation, amortization and write-down of purchased intangible assets and in-process research and development charges. PLX's management believes that the presentation of pro forma financial results are useful to investors and other interested persons because, by excluding certain expenses the Company believes are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into PLX's operating results. Further, these non-GAAP results are one of the primary indicators PLX's management uses for planning and forecasting future performance. In addition, PLX has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express and other standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the first quarter of 2006, which are set forth under the caption "Business Outlook," statements regarding the PCI Express product line and statements about our future gross margins. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers, which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2004, and our quarterly report on Form 10-Q for the quarter ended September 30, 2005, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

    PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.


                         PLX TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
               (in thousands, except per share amounts)

                             Three Months Ended       Twelve Months
                                                           Ended
                         December December September
                             31      31        30       December 31
                                                     -----------------
                            2005     2004      2005     2005     2004
                         -------- -------- --------- -------- --------

Net revenues             $15,339  $13,334  $ 12,869  $54,615  $54,449
Cost of revenues           5,462    4,946     4,394   19,613   18,739
                         -------- -------- --------- -------- --------
Gross margin               9,877    8,388     8,475   35,002   35,710

Operating expenses:
  Research and
   development             4,843    4,470     4,849   18,469   17,686
  Selling, general and
   administrative          4,339    4,359     3,791   16,577   16,014
  In-process research
   and development             -        -         -        -    1,123
  Amortization and
   write-down of
   purchased intangible
   assets                    726      512       512    2,262    1,718
                         -------- -------- --------- -------- --------
Total operating expenses   9,908    9,341     9,152   37,308   36,541

Loss from operations         (31)    (953)     (677)  (2,306)    (831)
Interest income and
 other, net                  261      146       222      823      447
                         -------- -------- --------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes                230     (807)     (455)  (1,483)    (384)
Provision (benefit) for
 income taxes                195      (98)       55      265      258
                         -------- -------- --------- -------- --------

Net income (loss)        $    35  $  (709) $   (510) $(1,748) $  (642)
                         ======== ======== ========= ======== ========

Basic net income (loss)
 per share               $  0.00  $ (0.03) $  (0.02) $ (0.06) $ (0.03)
                         ======== ======== ========= ======== ========
Shares used to compute
 basic per share amounts  27,592   26,593    27,482   27,198   25,422
                         ======== ======== ========= ======== ========
Diluted net income
 (loss) per share        $  0.00  $ (0.03) $  (0.02) $ (0.06) $ (0.03)
                         ======== ======== ========= ======== ========
Shares used to compute
 diluted per share
 amounts                  28,237   26,593    27,482   27,198   25,422
                         ======== ======== ========= ======== ========


                         PLX TECHNOLOGY, INC.
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Excluding Acquisition-Related Costs and Amortization and Write-down of Purchased Intangible Assets)
                             (Unaudited)
               (in thousands, except per share amounts)

                             Three Months Ended       Twelve Months
                                                           Ended
                         December December September    December 31
                            31       31        30
                                                     -----------------
                           2005     2004      2005     2005     2004
                         -------- -------- --------- -------- --------

Net revenues             $15,339  $13,334  $ 12,869  $54,615  $54,449
Cost of revenues           5,462    4,946     4,394   19,613   18,739
                         -------- -------- --------- -------- --------
Gross margin               9,877    8,388     8,475   35,002   35,710

Operating expenses:
  Research and
   development             4,829    4,456     4,835   18,347   17,614
  Selling, general and
   administrative          4,337    4,343     3,785   16,531   15,956
                         -------- -------- --------- -------- --------
Total operating expenses   9,166    8,799     8,620   34,878   33,570

Income (loss) from
 operations                  711     (411)     (145)     124    2,140
Interest income and
 other, net                  261      146       222      823      447
                         -------- -------- --------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes                972     (265)       77      947    2,587
Provision (benefit) for
 income taxes                195      (98)       55      265      258
                         -------- -------- --------- -------- --------

Net income (loss)        $   777  $  (167) $     22  $   682  $ 2,329
                         ======== ======== ========= ======== ========

Basic net income (loss)
 per share               $  0.03  $ (0.01) $   0.00  $  0.03  $  0.09
                         ======== ======== ========= ======== ========
Shares used to compute
 basic per share amounts  27,592   26,593    27,482   27,198   25,422
                         ======== ======== ========= ======== ========
Diluted net income
 (loss) per share        $  0.03  $ (0.01) $   0.00  $  0.02  $  0.09
                         ======== ======== ========= ======== ========
Shares used to compute
 diluted per share
 amounts                  28,237   26,593    28,121   27,961   26,473
                         ======== ======== ========= ======== ========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)   $    35  $  (709) $   (510) $(1,748) $  (642)
In-process research and
 development                   -        -         -        -    1,123
Amortization of deferred
 stock-based
 compensation                 16       30        20      168      130
Amortization and write-
 down of purchased
 intangible assets           726      512       512    2,262    1,718
                         -------- -------- --------- -------- --------
Pro forma net income
 (loss)                  $   777  $  (167) $     22  $   682  $ 2,329
                         ======== ======== ========= ======== ========


                         PLX TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                December    December
                                                   31,         31,
                                                  2005      2004 (1)
                                               ----------- -----------
                                               (unaudited)
ASSETS
  Cash and investments                         $   35,043  $   30,276
  Accounts receivable, net                          6,203       5,084
  Inventories                                       4,328       4,159
  Property and equipment, net                      29,535      30,860
  Goodwill                                         35,818      30,965
  Other intangible assets                           4,730       6,991
  Other assets                                      2,253       2,138
                                                ----------  ----------
Total assets                                   $  117,910  $  110,473
                                               =========== ===========

LIABILITIES
  Accounts payable                             $    4,530  $    3,627
  Accrued compensation and benefits                 1,754       1,813
  Deferred revenues                                 1,963       1,310
  Accrued commissions                                 298         300
  Other accrued expenses                            1,876       1,264
                                               ----------- -----------
Total liabilities                                  10,421       8,314
                                               ----------- -----------

STOCKHOLDERS' EQUITY
  Common stock, par value                              28          27
  Additional paid-in capital                      118,441     111,739
  Deferred compensation                              (128)       (406)
  Accumulated other comprehensive loss               (114)       (211)
  Accumulated deficit                             (10,738)     (8,990)
                                               ----------- -----------
Total stockholders' equity                        107,489     102,159
                                               ----------- -----------
Total liabilities and stockholders' equity     $  117,910  $  110,473
                                               =========== ===========
(1) Derived from audited financial statements

    CONTACT: CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com
             or
             PLX Technology, Inc.
             Rafael Torres, CFO, 408-774-9060
             rtorres@plxtech.com